                                                                    EXHIBIT 5.01
                                                        (INCLUDES EXHIBIT 23.01)




Opinion of General Counsel regarding legality of the securities being issued

23.01       Consent of General Counsel (included in  Exhibit 5.01)

[ELECTRONIC ARTS LETTERHEAD]

August 10, 1995


Securities and Exchange Commission
Division of Corporation Finance
450 5th Street, N.W.
Washington, D.C.  20549

Re:     ELECTRONIC ARTS INC. ("EA")
        REGISTRATION STATEMENT ON FORM S-8

Ladies/Gentlemen:

I am an attorney licensed to practice law in the states of California and New York, and I am Vice President, General Counsel and Secretary of EA. I have examined EA's Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by EA on or about August 11, 1995 in connection with the registration under the Securities Act of 1933, as amended, of an additional 1,850,000 shares of Common Stock of Electronic Arts Inc., $0.01 par value per share ("Common Stock"), that may be sold by EA upon the exercise of options granted or to be granted by EA to officers, employees, independent contractors, consultants and advisors pursuant to EA's 1991 Stock Option Plan (the "1991 PLAN") and an additional 150,000 shares of Common Stock that may be sold by EA to eligible employees of EA and its subsidiaries pursuant to EA's Employee Stock Purchase Plan (the "PURCHASE PLAN").

As General Counsel for EA, I have examined the proceedings taken by EA in connection with the amendment of the 1991 Plan and the Purchase Plan to add the shares being registered hereby.

It is my opinion that the additional 1,850,000 shares of Common Stock that may be issued and sold by EA pursuant to the 1991 Plan and the additional 150,000 shares of Common Stock that may be issued and sold by EA pursuant to the Purchase Plan, when issued and sold in the manner referred to in the applicable Prospectus associated with the Registration Statement and the 1991 Plan or the Purchase Plan, as applicable, will be legally issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to this opinion, if any, in the Registration Statement and amendments thereto.

Very truly yours,
ELECTRONIC ARTS INC.

/s/ Ruth A. Kennedy

Ruth A. Kennedy
Vice President, General Counsel and Secretary